Exhibit 5.1

June 13, 2014

DaVita HealthCare Partners Inc.

2000 16th Street

Denver, Colorado 80202

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3, File No. 333-196630 (the “Registration Statement”), filed by DaVita HealthCare Partners Inc., a Delaware corporation (the “Company”), and the direct and indirect subsidiaries of the Company listed in Exhibit A hereto (the “Guarantors”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement became effective upon filing pursuant to Rule 462(e) under the Securities Act. Pursuant to the Registration Statement, the Company is issuing $1,750,000,000 aggregate principal amount of the Company’s 5.125% Senior Notes due 2024 (the “Notes”), and the Guarantors are issuing their guarantees of the Notes (the “Guarantees”, and together with the Notes, the “Securities”). The Securities are being issued under an indenture dated as of June 13, 2014 (the “Indenture”) among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”). The Securities are to be sold by the Company pursuant to an underwriting agreement dated June 10, 2014 (the “Underwriting Agreement”), by and among the Company, the Guarantors and Wells Fargo Securities LLC and Barclays Capital, Inc., as representatives of the several underwriters named therein.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the prospectus, dated June 10, 2014, included in the Registration Statement, the preliminary prospectus supplement, dated June 10, 2014, filed with the SEC pursuant to Rule 424(b) under the Securities Act, the final prospectus supplement, dated June 10, 2014, filed with the SEC pursuant to Rule 424(b) under the Securities Act, the Indenture, the Underwriting Agreement and the resolutions adopted by the board of directors of the Company relating to the Registration Statement, the Indenture and the issuance of the Notes by the Company and the resolutions adopted by the board of directors or similar governing body of each Guarantor set forth on Exhibit B (each, a “Specified Guarantor”, and collectively, the “Specified Guarantors”) relating to the Registration Statement, the Indenture and the issuance by such Specified Guarantor of its Guarantee. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents,

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

DaVita HealthCare Partners Inc.

June 13, 2014

certificates and statements of the Company and the Specified Guarantors and other corporate, limited liability company or limited partnership, as the case may be, documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company and the Guarantors.

Based on and subject to the foregoing and the other limitations and qualifications set forth herein, we are of the opinion that, when the Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture, the Guarantees have been duly executed by each Guarantor in accordance with the Indenture and the Securities have been delivered to the purchasers of the Securities and paid for as provided in the Underwriting Agreement, the Notes will be the validly issued and binding obligations of the Company and the Guarantees will be valid and binding obligations of the Guarantors.

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument, (ii) such Instrument has been duly authorized, executed and delivered by each party thereto and (iii) such Instrument was at all times and is a valid, binding and enforceable agreement or obligation, as the case may be, of each party thereto; provided that (x) we make no such assumption in clause (i) or (ii) insofar as such assumption relates to the Company or the Specified Guarantors and (y) we make no assumption in clause (iii) insofar as such assumption relates to the Company or any Guarantor. We have also assumed that no event has occurred or will occur that would cause the release of the Guarantee by any Guarantor under the terms of the Indenture.

This letter is limited to the laws of the States of California, Illinois, New York and Texas and the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

DaVita HealthCare Partners Inc.

June 13, 2014

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP
Sidley Austin LLP

Exhibit A

List of Guarantors

Name of Guarantor	State of Incorporation or Formation

ABQ Health Partners, LLC	Delaware

Alamosa Dialysis, LLC	Delaware

Arizona Integrated Physicians, Inc.	Delaware

Carroll County Dialysis Facility, Inc.	Maryland

Continental Dialysis Center of Springfield-Fairfax, Inc.	Virginia

Continental Dialysis Center, Inc.	Virginia

DaVita—West, LLC	Delaware

DaVita of New York, Inc.	New York

DaVita Rx, LLC	Delaware

Dialysis Holdings, Inc.	Delaware

Dialysis Specialists of Dallas, Inc.	Texas

DNH Medical Management, Inc. (dba the Camden Group)	California

DNP Management Company, LLC	Delaware

Downriver Centers, Inc.	Michigan

DVA Healthcare of Maryland, Inc.	Maryland

DVA Healthcare of Massachusetts, Inc.	Massachusetts

DVA Healthcare of Pennsylvania, Inc.	Pennsylvania

DVA Healthcare Procurement Services, Inc.	California

DVA Healthcare Renal Care, Inc.	Nevada

DVA Laboratory Services, Inc.	Florida

DVA of New York, Inc.	New York

DVA Renal Healthcare, Inc.	Tennessee

East End Dialysis Center, Inc.	Virginia

Elberton Dialysis Facility, Inc.	Georgia

Flamingo Park Kidney Center, Inc.	Florida

Fort Dialysis, LLC	Delaware

Freehold Artificial Kidney Center, L.L.C.	New Jersey

Greenspoint Dialysis, LLC	Delaware

HealthCare Partners Arizona, LLC	Arizona

HealthCare Partners ASC-LB, LLC	California

HealthCare Partners Holdings, LLC	California

HealthCare Partners Nevada, LLC	Nevada

HealthCare Partners South Florida, LLC	Florida

HealthCare Partners, LLC	California

Hills Dialysis, LLC	Delaware

Houston Kidney Center/Total Renal Care Integrated Service Network Limited Partnership	Delaware

DaVita HealthCare Partners, Inc.

June 13, 2014

JSA Care Partners, LLC	Florida

JSA Healthcare Corporation	Delaware

JSA Healthcare Nevada, L.L.C.	Nevada

JSA Holdings, Inc.	Delaware

JSA P5 Nevada, L.L.C.	Nevada

Kidney Care Services, LLC	Delaware

Knickerbocker Dialysis, Inc.	New York

Las Vegas Solari Hospice Care, LLC	Delaware

Liberty RC, Inc.	New York

Lincoln Park Dialysis Services, Inc.	Illinois

Maple Grove Dialysis, LLC	Delaware

Mason-Dixon Dialysis Facilities, Inc.	Maryland

Medical Group Holding Company, LLC	New Mexico

Nephrology Medical Associates of Georgia, LLC	Georgia

Neptune Artificial Kidney Center, L.L.C.	New Jersey

North Atlanta Dialysis Center, LLC	Delaware

North Colorado Springs Dialysis, LLC	Delaware

Northridge Medical Services Group, Inc.	California

Palo Dialysis, LLC	Delaware

Patient Pathways, LLC	Delaware

Physicians Choice Dialysis Of Alabama, LLC	Delaware

Physicians Choice Dialysis, LLC	Delaware

Physicians Dialysis Acquisitions, Inc.	Delaware

Physicians Dialysis Ventures, Inc.	Delaware

Physicians Dialysis, Inc.	Delaware

Physicians Management, LLC	Delaware

Renal Life Link, Inc.	Delaware

Renal Treatment Centers—California, Inc.	Delaware

Renal Treatment Centers—Hawaii, Inc.	Delaware

Renal Treatment Centers—Illinois, Inc.	Delaware

Renal Treatment Centers—Mid-Atlantic, Inc.	Delaware

Renal Treatment Centers—Northeast, Inc.	Delaware

Renal Treatment Centers—Southeast, LP	Delaware

Renal Treatment Centers—West, Inc.	Delaware

Renal Treatment Centers, Inc.	Delaware

RMS Lifeline, Inc.	Delaware

Rocky Mountain Dialysis Services, LLC	Delaware

Shining Star Dialysis, Inc.	New Jersey

Sierra Rose Dialysis Center, LLC	Delaware

Southwest Atlanta Dialysis Centers, LLC	Delaware

DaVita HealthCare Partners, Inc.

June 13, 2014

The DaVita Collection, Inc.	California

THP Services, Inc.	California

Total Acute Kidney Care, Inc.	Florida

Total Renal Care Texas Limited Partnership	Delaware

Total Renal Care, Inc.	California

Total Renal Laboratories, Inc.	Florida

Total Renal Research, Inc.	Delaware

TRC—Indiana, LLC	Indiana

TRC of New York, Inc.	New York

TRC West, Inc.	Delaware

Tree City Dialysis, LLC	Delaware

VillageHealth DM, LLC	Delaware

Exhibit B

List of Specified Guarantors

Name of Guarantor	State of Incorporation or Formation

ABQ Health Partners, LLC	Delaware

Alamosa Dialysis, LLC	Delaware

Arizona Integrated Physicians, Inc.	Delaware

DaVita—West, LLC	Delaware

DaVita of New York, Inc.	New York

DaVita Rx, LLC	Delaware

Dialysis Holdings, Inc.	Delaware

Dialysis Specialists of Dallas, Inc.	Texas

DNH Medical Management, Inc. (dba the Camden Group)	California

DNP Management Company, LLC	Delaware

DVA Healthcare Procurement Services, Inc.	California

DVA of New York, Inc.	New York

Fort Dialysis, LLC	Delaware

Greenspoint Dialysis, LLC	Delaware

HealthCare Partners ASC-LB, LLC	California

HealthCare Partners Holdings, LLC	California

HealthCare Partners, LLC	California

Hills Dialysis, LLC	Delaware

Houston Kidney Center/Total Renal Care Integrated Service Network Limited Partnership	Delaware

JSA Healthcare Corporation	Delaware

JSA Holdings, Inc.	Delaware

Kidney Care Services, LLC	Delaware

Knickerbocker Dialysis, Inc.	New York

Las Vegas Solari Hospice Care, LLC	Delaware

Liberty RC, Inc.	New York

Lincoln Park Dialysis Services, Inc.	Illinois

Maple Grove Dialysis, LLC	Delaware

North Atlanta Dialysis Center, LLC	Delaware

North Colorado Springs Dialysis, LLC	Delaware

Northridge Medical Services Group, Inc.	California

Palo Dialysis, LLC	Delaware

Patient Pathways, LLC	Delaware

Physicians Choice Dialysis Of Alabama, LLC	Delaware

Physicians Choice Dialysis, LLC	Delaware

Physicians Dialysis Acquisitions, Inc.	Delaware

Physicians Dialysis Ventures, Inc.	Delaware

Physicians Dialysis, Inc.	Delaware

DaVita HealthCare Partners, Inc.

June 13, 2014

Physicians Management, LLC	Delaware

Renal Life Link, Inc.	Delaware

Renal Treatment Centers—California, Inc.	Delaware

Renal Treatment Centers—Hawaii, Inc.	Delaware

Renal Treatment Centers—Illinois, Inc.	Delaware

Renal Treatment Centers—Mid-Atlantic, Inc.	Delaware

Renal Treatment Centers—Northeast, Inc.	Delaware

Renal Treatment Centers—Southeast, LP	Delaware

Renal Treatment Centers—West, Inc.	Delaware

Renal Treatment Centers, Inc.	Delaware

RMS Lifeline, Inc.	Delaware

Rocky Mountain Dialysis Services, LLC	Delaware

Sierra Rose Dialysis Center, LLC	Delaware

Southwest Atlanta Dialysis Centers, LLC	Delaware

The DaVita Collection, Inc.	California

THP Services, Inc.	California

Total Renal Care Texas Limited Partnership	Delaware

Total Renal Care, Inc.	California

Total Renal Research, Inc.	Delaware

TRC of New York, Inc.	New York

TRC West, Inc.	Delaware

Tree City Dialysis, LLC	Delaware

VillageHealth DM, LLC	Delaware